SECOND AMENDMENT TO AGREEMENT OF SALE

     THIS SECOND AMENDMENT TO AGREEMENT OF SALE (this "Second Amendment") is entered into as of the 6th day of January, 1997 by and between Berwind Property Group, Inc. ("Purchaser") and WRGSB Associates ("Seller").

     A. Purchaser and Seller have heretofore entered into a certain Agreement of Sale dated December 11, 1996, as amended by First Amendment to Agreement of Sale dated December 23, 1996 (as so amended, the "Agreement") for the purchase and sale of the property commonly known as the GSB Building, One Belmont Avenue, Bala Cynwyd, Pennsylvania.

     B. Purchaser and Seller now desire to further amend the Agreement as set forth below.

     C. All capitalized terms used herein and not otherwise defined shall have the same meanings given them in the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 1 is hereby amended to provide that the Purchase Price is Nineteen Million Five Hundred and Seventy Five Thousand ($19,575,000) Dollars.

     2. Section 8 is hereby amended to provide that the Closing Date shall be February 5, 1997, unless extended by Purchaser in accordance with the next sentence of this Paragraph. Purchaser shall have the right to extend the Closing Date to March 7, 1997 (the "Extended Closing Date"), provided that on or before January 31, 1997 (i) Purchaser notifies Seller in writing of its election to exercise its right to extend the Closing Date and (ii) Purchaser delivers to Escrow Agent the sum of One Hundred Thousand Dollars ($100,000), which sum shall be added to the Earnest Money.

     3. Except as modified herein, the Agreement remains unchanged and in full force and effect.
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     IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first set forth above.


                         PURCHASER:

                         BERWIND PROPERTY GROUP, INC.,
                         a Pennsylvania corporation


                         By:   /s/ Roy C. Perry
                              ----------------------------
                                   Roy C. Perry
                                   Vice President Portfolio Management


                         SELLER:

                         WRGSB ASSOCIATES, an Illinois limited
                         partnership

                         By:  Balcor Equity Partners-I, an Illinois
                              partnership, its general partner

                                 By:  The Balcor Company, a Delaware
                                      corporation, a partner

                                   By:  /s/ John K. Powell, Jr.
                                       ---------------------------
                                   Name:    John K. Powell, Jr.
                                   Its:     S.V.P.
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